Exhibit 5.4

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DLA Piper Tokyo Partnership
Meiji Seimei Kan 7F 2-1-1 Marunouchi Chiyoda-ku Tokyo 100-0005 Japan
T +81 (0)3-4550-2800
F +81 (0)3-4550-2801
W www.dlapiper.com

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Our reference 500468-3
October 4, 2010

MagnaChip Semiconductor Inc.
5-36, 3-chome, Miyahara
Yodogawa-ku, Osaka
Japan

Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303

Ladies and Gentlemen:

1. DLA PIPER TOKYO PARTNERSHIP ROLE

We act as Japanese special legal advisers to MagnaChip Semiconductor Inc. (“Company”) in connection with the opinion for filing of the Registration Statement on Form S-4 (Registration No. 333-168516) (the “Registration Statement”) filed by MagnaChip Semiconductor SA, a société anonyme organized under the laws of Luxembourg, MagnaChip Semiconductor Finance Company, a Delaware corporation (together with MagnaChip Semiconductor SA, the “Issuers”), on August 4, 2010, with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended pursuant to the Exchange and Registration Rights Agreement dated April 9, 2010 (the “Exchange and Registration Rights Agreement”).

Upon the effectiveness of the Registration Statement, the Issuers propose to offer to exchange (the “Exchange Offer”) up to:

$215,000,000 aggregate principal amount of the Issuers’ 10.5000% Senior Notes due 2018 (the “Securities”) for like aggregate principal amount of debt securities (the “Exchange Securities”) issued by the Issuers pursuant to the Exchange and Registration Rights Agreement.

2. DOCUMENTS EXAMINED

For the purpose of giving this opinion (this “Opinion”), we have examined copies of the documents listed below (the “Documents”). Words and
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expressions defined in the Documents have the same meanings when used in this Opinion unless otherwise defined in this Opinion:

(a) A copy of the Exchange and Registration Rights Agreement;

(b) A copy of the Indenture dated April 9, 2010 (the “Indenture”);

(c) The form of Notation of Guarantee attached as Exhibit E to the Indenture (the “Exchange Guarantee”);

(d) The form of the New Notes;

(e) A draft of the Registration Statement (the Documents referred to in (a) through (e) shall also be referred to as the “Agreements”);

(f) A copy of the corporate registry of the Company dated 12 July 2010;

(g) A copy of the shareholders registry of the Company dated 9 April 2010;

(h) A copy of the minutes of the Board of Directors of the Company dated 7 April 2010;

(i) A copy of the Articles of Incorporation of the Company dated February 27, 2006; and

(j) The Factual Certificate dated October 1, 2010.

Except as stated above, we have not, for the purposes of this Opinion, examined any corporate records of any entity or any contracts or other documents entered into by or affecting any entity and have not made any other enquiries concerning any entity.

3. STATUS OF OPINION

(a)    This Opinion relates to the laws of Japan as they exist and are interpreted at the date of this Opinion. We express no opinion as to the laws of any other jurisdiction and none is to be implied. We assume no obligation to supplement this opinion in the event of any changes to the laws of Japan or in the facts upon which any of the opinions herein are based.

(b) This Opinion is given solely in respect of the laws of Japan.

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4. ASSUMPTIONS

For the purposes of this Opinion we have assumed (without making any independent investigation) that:

(a)    the Documents submitted to us as originals are authentic and complete, all signatures, stamps and seals on the Documents submitted to us are genuine and the Documents submitted to us as copies are complete (whether or not certified) and conform to the original Documents;

(b)    where the Documents have been examined by us in draft form, they will be or have been executed in the form of the draft, and where a number of drafts of the Documents have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

(c) any notifications required to be given under the Documents have been given when due;

(d) as to factual matters, the facts, representations and warranties stated in the Documents are true and correct as of the date of this Opinion;

(e) the resolutions remain in full force and effect and have not been rescinded or amended;

(f) in respect of all parties to the Documents, other than the Company:

(i) each such party has capacity, power and authority to enter into and perform its respective obligations under the Documents;

(ii)    each such party has been duly incorporated, is validly existing and in good standing (to the extent this concept is recognized in the jurisdiction of incorporation) under the laws applicable to such party;

(iii) the Documents that have been executed as of the date of this Opinion have been duly executed and delivered in compliance with all requisite corporate authorisations by each such party;

(iv) the obligations of all such parties set forth in the Documents executed as of the date of this Opinion are binding under all applicable laws;

(v)    The Documents to be executed after the date of this Opinion will be executed by a person with proper authority to do so and in compliance with all internal corporate rules related to the execution of such documents; and

(vi) in respect of the Company, the obligations of the Company under the Documents executed as of the date of this Opinion

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are valid and binding under all applicable laws, other than the laws of Japan;

(g)     there are no agreements, letters or other arrangements having contractual effect which modify the terms of, or affect, the Documents or which render a party to any Documents incapable of or prohibit it from performing its obligations under any Documents and no provision of the Documents has been waived;

(h) at the time each of the Agreements and/or Documents was or will be executed, no party was under applicable law deemed to be unable to pay its debts or has become unable to pay its debts;

(i) in relation to all of the parties to the Agreements and/or Documents, other than the Company, no party:

(i) has passed a voluntary winding-up resolution and no step has been taken by its directors in relation to obtaining protection from creditors;

(ii) no petition has been presented, application made or notice given by any person, and no order has been made by any court, for its winding up, dissolution or administration; and

(iii) no receiver, administrative receiver, administrator or similar officer has been appointed in relation to it or any of its assets or revenues;

(j) none of the parties is or will be seeking to achieve any purpose not apparent from any of the Documents which might render any of them illegal or void;

(k)     no provision of any law of and jurisdiction outside Japan (i) would be contravened by the execution, delivery or performance of the Documents or (ii) would render ineffective execution or delivery of the Documents or (iii) would otherwise have any implication for the opinions which we express; and

(l) the Agreements will be executed and delivered outside of Japan.

5. OPINIONS

Based upon the foregoing, and subject to the qualifications set out below and any matters not disclosed to us, it is our opinion that:

(a)     The Company has been duly incorporated and is validly existing as a joint stock corporation with limited liability (kabushiki kaisha) in Japan with power and authority (corporate, organizational and other)

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to own its properties and conduct its business as described in the Registration Statement;

(b)    The execution, delivery and performance of the Guarantees of the Exchange Notes contemplated in the Registration Statement and the Exchange and Registration Rights Agreement has been duly authorized by MagnaChip Japan;

(c)    No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in Japan is required for the issuance by the Company of Exchange Guarantee transactions contemplated by the Exchange Securities, the Indenture or the Exchange and Registration Rights Agreement;

(d)    To our actual knowledge and based on our examination of the Documents, the Company is not in violation of its Articles of Incorporation or other governing documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(e) When executed in connection with the Exchange Guarantee will constitute a valid and binding obligation of the Company;

(f)     A final judgment of a court in the State of New York granting or denying recovery of a sum of money (other than a judgment in the nature of a fine or other penalty) against the Company, in respect of the Company’s obligations under the Exchange Guarantee, would, subject to the power of a court to stay proceedings pending an appeal of the judgment and subject to the exceptions and conditions set forth herein, be recognized and enforced by a court of Japan having proper jurisdiction (the “Japanese Court”) and applying the laws of Japan without a re-examination of the substantive issues underlying the judgment if:

(i) the judgment is for a specific ascertained sum of money and is final in New York;

(ii) the judgment is enforceable in New York;

(iii) the New York court had jurisdiction over the subject matter;

(iv) the defendant in the proceedings in the New York court received notice of the proceedings in sufficient time to enable it to defend against claims made;

(v) the judgment was not obtained by fraud;

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(vi) the cause of action on which the judgment was based is not repugnant to the due process, natural justice or public policy of Japan;

(vii) the defendant was actually present in person or by duly appointed representative and the judgment does not in effect constitute a default judgment;

(viii) the judgment does not conflict with another final and conclusive judgment;

(ix)           the proceeding in the court of the State of New York was not contrary to an agreement between the parties under which the dispute in question was to be resolved otherwise than by proceedings in that court; and

(x) in the case of jurisdiction based only on personal service, the court of the State of New York was not a seriously inconvenient forum for the trial of the action.

And further provided that:

(xi) Japanese Court may (i) imply terms into an agreement; and (ii) integration clauses are not always strictly enforced;

(xii) Japanese Court may not give full effect to an indemnity for legal costs;

(xiii) any discretion may be required to be exercised reasonably and any determination may be required to be based on reasonable grounds;

(xiv) the effectiveness of terms which seek to exclude or limit a liability or duty owed may be limited by law;

(xv) failure to exercise a right may operate as a waiver of that right notwithstanding a provision to the contrary;

(xvi)         a Japanese Court will determine, in its discretion, whether clauses that are invalid under the laws of Japan are to be severed from the agreement in order to preserve the validity of the agreement as a whole; and

(xvii)        the validity and enforceability of the Exchange Guarantee may be limited by laws relating to bankruptcy, insolvency, liquidation, receivership, administrative receivership, administration, reorganisation, moratorium, court schemes and other laws and legal procedures of general application

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relating to or affecting the rights of creditors or secured creditors.

(g)    Assuming the choice of New York law under the Agreements would be upheld as a valid choice of law under New York law, a Japanese Court would give effect to the express choice of New York law contained therein so long as it was determined that the transactions contemplated by the Agreements bear a reasonable relationship to New York and the provisions of the Agreements and the application of the laws of New York in accordance with the choice of law provision in the Agreements will not violate any public policy of Japan, or of another jurisdiction having a materially greater interest in the matter, or was obtained by fraud. We express no opinion as to whether any specific remedy that is available under New York law would be available from a Japanese Court or enforced by a Japanese Court.; and

(h)    If the matter were properly presented to a Japanese Court having proper jurisdiction, and assuming interpretation of the relevant law on a basis consistent with existing authority and that the choice of New York law under the relevant Agreements would be upheld as a valid choice of law under New York law, a Japanese Court would more likely than not uphold the respective forum selection clauses therein so long as the transactions contemplated thereunder are fundamentally international in character, the respective forum selection clauses are deemed reasonable under the circumstances of the transactions and were not induced by fraud, the forum is not deemed inconvenient or unfair, New York law would not deprive remedy to a plaintiff, and the enforcement of the forum selection clauses would not contravene a strong public policy. Based on the facts of this transaction, we believe that, if properly presented, a Japanese Court would more likely than not conclude that the international forum selection clause of the Guarantees and the Guarantees of the Exchange Notes is “reasonable.” As used in this Opinion, a court “having proper jurisdiction” means a court having both subject matter jurisdiction and personal jurisdiction over the parties, either pursuant to a valid submission to the jurisdiction of such court by the parties or otherwise, and which has not declined to hear the action on the grounds that Japan is an inconvenient forum.

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6. QUALIFICATIONS

The opinions which are expressed in this Opinion are subject to the following qualifications:

(a)    Representations and warranties: We have not investigated and, except as specifically stated in this Opinion, make no comments with regard to any warranties, facts, opinions or representations in the Documents or on their accuracy or adequacy;

(b) Tax, accounting and financial matters: We express no opinion as to financial and accounting matters or the taxation consequences of the transactions contemplated by the Documents;

(c)    Japanese legal concepts: In this Opinion, Japanese legal concepts are expressed in English language terms, but the concepts concerned may not be identical to the concepts described by the equivalent English language terms as they exist under laws of other jurisdiction.

7. CONFIDENTIALITY AND RELIANCE

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name in the prospectus contained therein under the caption “Legal Matters” and to the reliance on the opinions expressed herein by Jones Day for purposes of its opinions being delivered and filed as exhibit 5.1 to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 (or any other Section) of the Securities Act. Other than in connection with the Registration Statement or as set forth above, this opinion is not to be otherwise made available to or relied upon by any person other than the addressees, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent (which consent may be withheld in our sole and absolute discretion), except as may be required by law or regulatory authority. Furthermore, the opinions stated herein should not be relied upon, without our prior written consent, in connection with any subsequent modification of the Documents. We disclaim any responsibility to advise you of changed facts, laws or circumstances which hereafter may be brought to our attention.

Yours faithfully

/s/ DLA Piper Tokyo Partnership DLA Piper Tokyo Partnership